                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                         MARCH 20, 1998 (MARCH 18, 1998)



                             SUIZA FOODS CORPORATION
                             -----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     DELAWARE                       1-12755                     75-2559681
     --------                       -------                     ----------
  (STATE OR OTHER             (COMMISSION FILE                 (IRS EMPLOYER
  JURISDICTION OF                   NUMBER)                  IDENTIFICATION NO.)
  INCORPORATION)


                       3811 TURTLE CREEK BLVD., SUITE 1300
                               DALLAS, TEXAS 75219
                               -------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (214) 528-0939

ITEM 5.      OTHER EVENTS.

         The purpose of this Current Report on Form 8-K is to file certain pro forma financial data included in the Final Offering Memorandum relating to a private placement (the "Offering") by Suiza Capital Trust II, a Delaware business trust formed by Suiza Foods Corporation, a Delaware corporation (the "Registrant"), pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Act"), of 5.5% Trust Convertible Preferred Securities. The following pro forma financial data is filed herewith. On March 20, 1998, the Registrant issued a press release relating to the pricing of the private placement, a copy of which is filed as Exhibit 99.1.

SUIZA FOODS CORPORATION
     Unaudited Pro Forma Consolidated Statement
          of Earnings (year ended December 31, 1996)................  F-2
     Notes to Unaudited Pro Forma Consolidated
          Statement of Earnings (year ended December 31, 1996)......  F-3
     Unaudited Pro Forma Consolidated Statement
          of Earnings (nine months ended September 30, 1997)........  F-5
     Notes to Unaudited Pro Forma Consolidated Statement
          of Earnings (nine months ended September 30, 1997)........  F-6
     Unaudited Pro Forma Balance Sheet (as of
          September 30, 1997).......................................  F-8
     Notes to Unaudited Pro Forma Balance Sheet
          (as of September 30, 1997)................................  F-9


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (c)   Exhibits.


    Exhibit
    Number

     99.1 Press Release issued by the Registrant at 9:59 a.m. EDT on March 20, 1998.

                            PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial data is based on adjustments to the historical supplemental consolidated balance sheet and related supplemental consolidated statements of income of Suiza to give effect to (i) Suiza's completed 1996 acquisitions of Garrido y Compania, Inc. ("Garrido"), Swiss Dairy, a Corporation ("Swiss Dairy"), Presto Food Products, Inc. ("Presto") and Model Dairy, Inc. ("Model Dairy"), which were acquired on July 1, 1996, September 9, 1996, December 3, 1996 and December 16, 1996, respectively, and Suiza's completed 1997 acquisitions of Dairy Fresh L.P. ("Dairy Fresh") and The Garelick Companies (the "Garelick Companies"), which were acquired on July 1, 1997 and July 31, 1997, respectively, (the 1996 and 1997 acquisitions collectively, the "Acquired Businesses"), (ii) the proposed Merger (the "Continental Can Merger") with Continental Can Company, Inc. ("Continental Can") and (iii) the offering (the "Offering") of 5.5% trust convertible preferred securities (the "Preferred Securities") by Suiza Capital Trust II, a Delaware business trust formed by Suiza, and the application of the net proceeds therefrom to repay certain outstanding indebtedness. All of the above acquisitions have been accounted for using the purchase method of accounting.

     The unaudited pro forma consolidated statements of earnings for the year ended December 31, 1996 and the nine month period ended September 30, 1997 give effect to the completed acquisitions of the Acquired Businesses, the proposed Continental Can Merger and the Offering and the application of the net proceeds therefrom as if each had been consummated on January 1, 1996. There is no unaudited pro forma consolidated statement of earnings effect during the nine month period ended September 30, 1997 of the acquisitions by Suiza of Garrido, Swiss Dairy, Presto and Model Dairy, which acquisitions were completed prior to January 1, 1997 and, as a result, their results of operations are already included in the historical supplemental consolidated results of operations of Suiza for the nine months ended September 30, 1997. The unaudited pro forma consolidated balance sheet as of September 30, 1997 gives effect to the proposed Continental Can Merger, and the Offering and the application of the net proceeds therefrom as if each had been consummated on September 30, 1997. There is no pro forma consolidated balance sheet effect of the acquisitions of the Acquired Businesses, which were acquired prior to September 30, 1997, and, as a result, their balance sheets are already included in the historical supplemental consolidated balance sheet of Suiza as of that date.

     The unaudited pro forma financial data should be read in conjunction with the separate audited and unaudited supplemental consolidated financial statements of Suiza and the separate audited and unaudited financial statements of Continental Can and of the Acquired Businesses, including the notes thereto, previously filed with the Securities and Exchange Commission. The supplemental consolidated financial statements of Suiza give retroactive effect to its mergers with Country Fresh, Inc. ("Country Fresh") and The Morningstar Group Inc. ("Morningstar") on November 25, 1997 and November 26, 1997, respectively, which have been accounted for as poolings of interests. Generally accepted accounting principles proscribes giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Suiza after consolidated financial statements are issued covering the date of consummation of the Country Fresh and Morningstar mergers. The unaudited pro forma consolidated income statement data are not necessarily indicative of the operating results that would have occurred had the acquisitions of the Acquired Businesses, the proposed Continental Can Merger and the Offering and the application of the net proceeds therefrom occurred on January 1, 1996, nor are they necessarily indicative of the future operating results of Suiza.

     On February 20, 1998, Suiza completed the acquisition of Land-O-Sun Dairies, L.L.C. ("Land-O-Sun") for a purchase price of approximately $248 million consisting of approximately $128 million in cash, $100 million of 5% trust convertible preferred securities and $20 million of preferred interests of Land-O-Sun. In addition, Suiza refinanced Land-O-Sun's existing outstanding indebtedness, which totaled approximately $52 million as of the closing date. Suiza financed the cash portion of the purchase price and refinanced the existing long-term indebtedness of Land-O-Sun with borrowings of approximately $180 million under Suiza's Senior Credit Facility. In addition, Suiza has acquired or agreed to acquire, subject in each case to specified conditions, a number of smaller dairy, plastic packaging and packaged ice businesses which it has or will fund through additional Senior Credit Facility borrowings. The pro forma effect of Land-O-Sun and these other acquisitions has not been reflected in the "Pro Forma Financial Data" herein.

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                  (IN THOUSANDS, EXCEPT SHARE DATA AND RATIOS)

                          YEAR ENDED DECEMBER 31, 1996

                                      SUPPLEMENTAL     ACQUIRED      CONTINENTAL
                                      SUIZA FOODS    BUSINESSES(A)       CAN       ADJUSTMENTS           PRO FORMA
                                      ------------   -------------   -----------   -----------          -----------
NET SALES...........................  $ 1,260,349      $754,277       $585,034      $     --            $ 2,599,660
COST OF SALES.......................      989,053       586,167        498,008        (3,121)(b)(c)(d)    2,070,107
                                      -----------      --------       --------                          -----------
  Gross profit......................      271,296       168,110         87,026                              529,553
OPERATING EXPENSES:
  Selling, distribution and
    administrative..................      190,981       109,540         59,528       (13,778)(b)(c)(d)      346,271
  Amortization of intangibles.......        8,192         2,217             --        12,041 (e)             22,450
  Merger, restructuring and other
    costs...........................          571            --          7,624                                8,195
                                      -----------      --------       --------                          -----------
         Total operating expenses...      199,744       111,757         67,152                              376,916
                                      -----------      --------       --------                          -----------
OPERATING INCOME....................       71,552        56,353         19,874                              152,637
OTHER:
  Interest expense, net.............       22,715         5,600         19,593        (1,377)(f)(g)          46,531
  Dividends on company-obligated
    mandatorily redeemable
    convertible preferred securities
    of financing trust..............           --            --             --        27,992 (g)             27,992
  Other (income) expense............       (4,734)         (495)           282                               (4,947)
                                      -----------      --------       --------                          -----------
         Total other................       17,981         5,105         19,875                               69,576
                                      -----------      --------       --------                          -----------
INCOME BEFORE
  INCOME TAXES......................       53,571        51,248             (1)                              83,061
INCOME TAXES........................        4,393         1,280          1,245         9,318 (h)             16,236
                                      -----------      --------       --------                          -----------
INCOME BEFORE MINORITY INTEREST.....       49,178        49,968         (1,246)                              66,825
MINORITY INTEREST...................           --            --         (1,822)          994 (i)               (828)
                                      -----------      --------       --------                          -----------
INCOME FROM CONTINUING OPERATIONS...  $    49,178      $ 49,968       $    576                          $    67,653
                                      ===========      ========       ========                          ===========
EARNINGS FROM CONTINUING OPERATIONS
  APPLICABLE TO COMMON SHARES.......  $    48,876                                                       $    67,351
                                      ===========                                                       ===========
EARNINGS PER COMMON SHARE FROM
  CONTINUING OPERATIONS:
  Basic.............................  $      2.09                                                       $      2.62
                                      ===========                                                       ===========
  Diluted...........................  $      2.00                                                       $      2.51
                                      ===========                                                       ===========
AVERAGE COMMON SHARES OUTSTANDING:
  Basic.............................   23,424,322                                                        25,734,665
                                      ===========                                                       ===========
  Diluted...........................   24,491,899                                                        26,834,820
                                      ===========                                                       ===========
OTHER DATA:
  Depreciation and
    amortization(j).................  $    31,635                                                       $    91,243
  Ratio of earnings to combined
    fixed charges and preferred
    stock dividends(k)..............         2.90x                                                             1.97x

    See accompanying Notes to Unaudited Pro Forma Consolidated Statement of
                                   Earnings.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                                 (IN THOUSANDS)

                          YEAR ENDED DECEMBER 31, 1996

(a) Includes the pre-acquisition results of operations of Suiza's 1996 acquisitions of Garrido through June 30, 1996, Swiss Dairy through August 31, 1996 and Model Dairy and Presto through November 30, 1996 and the pre-acquisition results of operations of Suiza's 1997 acquisitions of Dairy Fresh for the year ended December 31, 1996, and the Garelick Companies for its most recent fiscal year ended September 30, 1996.

(b) Elimination of the excess of historical depreciation expense of the Acquired Businesses over the depreciation of the fair value of property and equipment, which resulted in a decrease of $2,107 and $829 in amounts charged to cost of sales and selling, distribution and administrative expense, respectively. Suiza has not completed an assessment of the fair value of property and equipment of Continental Can for purchase price allocation purposes. Accordingly, the excess purchase price has been allocated to goodwill. To the extent that such assessments indicate that the fair value of property and equipment exceeds its net book values, this excess would be allocated to property and equipment and would reduce goodwill. Assuming a weighted average useful life of property and equipment of 15 years, every $5,000 of excess purchase price allocated to property and equipment of Continental Can (rather than to goodwill) would increase depreciation and amortization expense for 1996 by $208.

(c) Elimination of salaries and benefits paid to former shareholders and employees of the Acquired Businesses whose employment was either terminated or salaries were reduced as part of the purchase agreement, along with the elimination of certain related party expenses of the Acquired Businesses, pursuant to an agreement with such related parties at acquisition date, resulting in a reduction of historical costs of sales and selling, distribution and administrative costs of $517 and $12,784, respectively.

(d) Pro forma reduction of Continental Can's benefits expense from the adjustments to the fair value of benefit liabilities at acquisition date, resulting in an estimated reduction of historical costs of sales and selling, distribution and administrative costs of $497 and $165, respectively.

(e) Amortization of goodwill and other intangibles, over the following amortization periods, in excess of historical amounts, as follows:

                                                                 ACQUIRED    CONTINENTAL
                                                        LIFE    BUSINESSES       CAN        TOTAL
                                                       ------   ----------   -----------   -------
     Organization costs..............................       5     $   22       $   --      $    22
     Tradenames......................................   25-40      2,343           --        2,343
     Customer list...................................      10        367           --          367
     Goodwill........................................      40      6,810        2,499        9,309
                                                                  ------       ------      -------
                                                                  $9,542       $2,499      $12,041
                                                                  ======       ======      =======

(f) Pro forma interest expense on the average outstanding balance of new variable rate borrowings used to fund the purchases of the Acquired Businesses at an assumed interest rate of 7.25%, including the amortization of deferred financing costs, net of the reduction of historical interest expense related to the historical debt repaid, along with the reduction of interest expense for Continental Can's fixed rate debt to a current market yield of 7.75%, as follows:

     Acquired Businesses....................................  $35,664
     Continental Can........................................   (1,860)
                                                              -------
          Total.............................................  $33,804
                                                              =======

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                                 -- (CONTINUED)
                                 (IN THOUSANDS)

     The effect of a 0.125% change in the interest rate on the new variable rate borrowings to fund the purchases of the Acquired Businesses, would have resulted in a change in the pro forma interest expense adjustment of $615.

(g) Pro forma adjustment to reduce interest expense by $35,181 from the use of the proceeds of the Offering to repay amounts outstanding under the Senior Credit Facility and the related increase in financing charges of $27,992 to reflect the dividends on the $500,000 liquidation amount of the Preferred Securities at an assumed dividend rate of 5.5% per annum, along with the accretion of the Preferred Securities (which will be recorded net of fees and expenses) to their liquidation amount over the term of the securities.

(h) Estimated pro forma adjustment to reflect pro forma income taxes for the Acquired Businesses at the estimated effective tax rate for such Acquired Businesses, which ranged from 35% to 42%, to adjust income taxes of Continental Can for the pro forma adjustments, excluding non-deductible goodwill, at the estimated effective tax rate, for Continental Can of 40% and to adjust income taxes for the pro forma effect of the Offering at the estimated effective tax rate of 38%.

     Acquired Businesses....................................  $7,094
     Continental Can........................................    (508)
     Offering...............................................   2,732
                                                              ------
          Total.............................................  $9,318
                                                              ======

(i) Estimated pro forma adjustment of $994 to adjust the minority interest benefit to reflect the purchase of substantially all of the outstanding minority owned shares of Continental Can's subsidiaries for cash immediately prior to the Continental Can Merger.

(j) Includes depreciation and amortization of property, equipment and intangible assets and amortization of deferred financing costs treated as a component of interest expense.

(k) For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" represent income before income taxes plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs, the portion of rental expense that management believes is representative of the interest component of rent expense. Preferred stock dividends consist of dividends, adjusted to a pre-tax basis, on Suiza's Series A Preferred Stock.

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                  (IN THOUSANDS, EXCEPT SHARE DATA AND RATIOS)

                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                                   SUPPLEMENTAL     ACQUIRED      CONTINENTAL
                                   SUIZA FOODS    BUSINESSES(A)       CAN       ADJUSTMENTS            PRO FORMA
                                   ------------   -------------   -----------   -----------           -----------
NET SALES........................  $ 1,299,094      $284,285       $414,365     $                     $ 1,997,744
COST OF SALES....................      986,672       222,046        347,130          (2,637)(b)(d)      1,553,211
                                   -----------      --------       --------                           -----------
  Gross profit...................      312,422        62,239         67,235                               444,533
OPERATING EXPENSES:
  Selling, distribution and
    administrative...............      204,116        32,613         40,248          (2,078)(b)(c)(d)     274,899
  Amortization of intangibles....       11,075         1,257             --           4,882 (e)            17,214
                                   -----------      --------       --------                           -----------
         Total operating
           expenses..............      215,191        33,870         40,248                               292,113
                                   -----------      --------       --------                           -----------
INCOME FROM OPERATIONS...........       97,231        28,369         26,987                               152,420
OTHER:
  Interest expense, net..........       28,366         3,753         12,195         (15,821)(f)(g)         28,493
  Dividends on Company-obligated
    mandatorily redeemable
    convertible preferred
    securities of financing
    trust........................           --            --             --          20,994 (g)            20,994
  Other (income) expense.........      (19,625)          (18)          (103)                              (19,746)
                                   -----------      --------       --------                           -----------
         Total other.............        8,741         3,735         12,092                                29,741
                                   -----------      --------       --------                           -----------
INCOME BEFORE INCOME TAXES.......       88,490        24,634         14,895                               122,679
INCOME TAXES.....................       30,463           787          4,612           8,668 (h)            44,530
                                   -----------      --------       --------                           -----------
INCOME BEFORE MINORITY
  INTEREST.......................       58,027        23,847         10,283                                78,149
MINORITY INTEREST................           --            --          2,930          (2,790)(i)               140
                                   -----------      --------       --------                           -----------
INCOME FROM CONTINUING
  OPERATIONS.....................  $    58,027      $ 23,847       $  7,353                           $    78,009
                                   ===========      ========       ========                           ===========
INCOME FROM CONTINUING OPERATIONS
  APPLICABLE TO COMMON SHARES....  $    57,803                                                        $    77,785
                                   ===========                                                        ===========
INCOME PER COMMON SHARE FROM
  CONTINUING OPERATIONS:
  Basic..........................  $      1.98                                                        $      2.47
                                   ===========                                                        ===========
  Diluted........................  $      1.86                                                        $      2.33
                                   ===========                                                        ===========
AVERAGE COMMON SHARES
  OUTSTANDING:
  Basic..........................   29,225,850                                                         31,475,068
                                   ===========                                                        ===========
  Diluted........................   31,071,025                                                         33,374,080
                                   ===========                                                        ===========
OTHER DATA:
  Depreciation and
    amortization(j)..............  $    34,900                                                        $    61,552
  Ratio of earnings to combined
    fixed charges and preferred
    stock dividends(k)...........        3.62x                                                              3.05x

    See accompanying Notes to Unaudited Pro Forma Consolidated Statement of
                                   Earnings.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                                 (IN THOUSANDS)

                      NINE MONTHS ENDED SEPTEMBER 30, 1997

(a) Includes the pre-acquisition results of operations Suiza's 1997 acquisitions of Dairy Fresh for the six months ended June 30, 1997 and the Garelick Companies for the seven months ended July 31, 1997.

(b) Elimination of the excess of historical depreciation expense of the Acquired Businesses over the depreciation of the fair value of property and equipment, which resulted in a decrease of $2,264 and $619 in amounts charged to cost of sales and selling, distribution and administrative expense, respectively. Suiza has not completed an assessment of the fair value of property and equipment of Continental Can for purchase price allocation purposes. Accordingly, the excess purchase price has been allocated to goodwill. To the extent that such assessments indicate that the fair value of property and equipment exceeds its net book values, this excess would be allocated to property and equipment and would reduce goodwill. Assuming a weighted average useful life of property and equipment of 15 years, every $5,000 of excess purchase price allocated to property and equipment of Continental Can (rather than to goodwill) would increase depreciation and amortization expense for the first nine months of 1997 by $156.

(c) Elimination of salaries and benefits paid primarily to former shareholders and employees of the Acquired Businesses whose employment was either terminated or salaries were reduced as part of the purchase agreement, along with the elimination of certain related party expenses of the Acquired Businesses, pursuant to an agreement with such related parties at acquisition date, resulting in a reduction of historical selling, distribution and administrative costs of $1,335.

(d) Pro forma reduction of Continental Can's benefits expense from the adjustments to the fair value of benefit liabilities at acquisition date, resulting in an estimated reduction of historical costs of sales and selling, distribution and administrative costs of $373 and $124, respectively

(e) Amortization of goodwill and other intangibles, over the following amortization periods, in excess of historical amounts, as follows:

                                                                ACQUIRED     CONTINENTAL
                                                      LIFE     BUSINESSES        CAN        TOTAL
                                                      -----    ----------    -----------    ------

        Organization costs..........................    5        $    5        $   --       $    5
        Tradenames..................................  25-40         233            --          233
        Goodwill....................................   40         2,770         1,874        4,644
                                                                 ------        ------       ------
                                                                 $3,008        $1,874       $4,882
                                                                 ======        ======       ======

(f) Pro forma interest expense on the average outstanding balance of new variable rate borrowings used to fund the purchases of the Acquired Businesses at an assumed interest rate of 7.25%, including the amortization of deferred financing costs, net of the reduction of historical interest expense related to the historical debt repaid, along with the reduction of interest expense for Continental Can's fixed rate debt to a current market yield of 7.75%, as follows:

        Acquired Businesses.........................................  $11,569
        Continental Can.............................................   (1,005)
                                                                      -------
                  Total.............................................  $10,564
                                                                      =======

    The effect of a 0.125% change in the interest rate on the new variable rate borrowings to fund the purchases of the Acquired Businesses, would have resulted in a change in the pro forma interest expense adjustment of $202.

(g) Pro forma adjustment to reduce interest expense by $26,385 from the use of the proceeds of the Offering to repay amounts outstanding under the Senior Credit Facility and the related increase in financing charges of $20,994 to reflect the dividends on the $500,000 liquidation amount of the Preferred Securities at an assumed dividend rate of 5.5% per annum, along with the accretion of the Preferred Securities (which will be recorded net of fees and expenses) to their liquidation amount over the term of the securities.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                                 -- (CONTINUED)
                                 (IN THOUSANDS)

(h) Estimated pro forma adjustment to reflect pro forma income taxes for the Acquired Businesses at the estimated effective tax rate of 40% for such Acquired Businesses, to adjust income taxes of Continental Can for the pro forma adjustments, excluding non-deductible goodwill, at the estimated effective tax rate for Continental Can of 40% and to adjust income taxes for the pro forma effect of the Offering at the estimated effective tax rate of 38%.

        Acquired Businesses.........................................  $4,526
        Continental Can.............................................   2,093
        Offering....................................................   2,049
                                                                      ------
                  Total.............................................  $8,668
                                                                      ======

(i) Estimated pro forma adjustment of $2,790 to adjust the minority interest charge to reflect the purchase of substantially all of the outstanding minority owned shares of Continental Can's subsidiaries for cash immediately prior to the Continental Can Merger.

(j) Includes depreciation and amortization of property, equipment and intangible assets and amortization of deferred financing costs treated as a component of interest expense.

(k) For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" represent income before income taxes plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs, the portion of rental expense that management believes is representative of the interest component of rent expense. Preferred stock dividends consist of dividends, adjusted to a pre-tax basis, on Suiza's Series A Preferred Stock.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                            AS OF SEPTEMBER 30, 1997

                                            SUPPLEMENTAL   CONTINENTAL
                                            SUIZA FOODS        CAN       ADJUSTMENTS        PRO FORMA
                                            ------------   -----------   -----------        ----------
CURRENT ASSETS:
  Cash and cash equivalents...............   $   22,902     $ 36,466      $(41,192)(a)      $   18,176
  Accounts receivable.....................      163,986       87,400            --             251,386
  Inventories.............................       76,358       86,476         4,200 (b)         167,034
  Prepaid expenses and other..............       12,547        6,154                            18,701
  Deferred income taxes...................       12,962           --                            12,962
                                             ----------     --------                        ----------
          Total current assets............      288,755      216,496                           468,259
PROPERTY AND EQUIPMENT....................      406,567      140,958                           547,525
DEFERRED INCOME TAXES.....................       10,862           --        18,000 (b)          28,862
INTANGIBLE AND OTHER ASSETS...............      670,853       54,769        99,972 (b)         825,594
                                             ----------     --------                        ----------
          TOTAL ASSETS....................   $1,377,037     $412,223                        $1,870,240
                                             ==========     ========                        ==========
CURRENT LIABILITIES:
  Accounts payable and accrued expenses...   $  202,096     $104,775      $     --          $  306,871
  Income taxes payable....................        8,856        2,113                            10,969
  Current portion of long-term debt.......       33,989       28,063                            62,052
                                             ----------     --------                        ----------
  Total current liabilities...............      244,941      134,951                           379,892
LONG-TERM DEBT............................      732,503      159,465      (467,250)(b)(c)      424,718
OTHER LIABILITIES.........................        6,508       28,595         8,500 (b)          43,603
DEFERRED INCOME TAXES.....................       13,414        4,260                            17,674
MINORITY INTEREST.........................                    15,896       (15,125)(b)             771
COMPANY - OBLIGATED MANDATORILY REDEEMABLE
  CONVERTIBLE PREFERRED SECURITIES OF
  FINANCING TRUST.........................           --           --       485,250 (c)         485,250
STOCKHOLDERS' EQUITY:
  Preferred stock.........................        3,741           --                             3,741
  Common stock............................          303           --            20 (a)             323
  Additional paid-in capital..............      276,068           --       138,641 (a)         414,709
  Retained................................       99,559           --                            99,559
  Equity of acquired businesses...........           --       69,056       (69,056)(b)              --
                                             ----------     --------                        ----------
          Total stockholders' equity......      379,671       69,056                           518,332
                                             ----------     --------                        ----------
          TOTAL...........................   $1,377,037     $412,223                        $1,870,240
                                             ==========     ========                        ==========

   See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                            AS OF SEPTEMBER 30, 1997

(a) In connection with the Continental Can Merger, Suiza will exchange 0.629 shares of Common Stock for all the issued and outstanding shares of Company Common Stock and will exchange 0.629 Suiza replacement stock options for all the outstanding Options of Continental Can. In addition, pursuant to the purchase agreement, Continental Can has agreed to purchase substantially all of the outstanding minority owned shares of its subsidiaries for cash immediately prior to the Continental Can Merger. In addition to the shares issued to effect the Continental Can Merger, the purchase price for the minority interests and transaction expenses will be funded through available cash. The following is a summary of the total purchase price, including the purchase of the minority interests:

        Cash and cash equivalents...................................  $ 41,192
        Issuance of common stock....................................   138,661
                                                                      --------
                  Total purchase prices.............................  $179,853
                                                                      ========

(b) The acquisition of Continental Can resulted in an excess of the purchase prices over the historical net assets acquired, which were allocated to the net assets acquired, as follows:

        Total purchase prices.......................................  $179,853
        Historical carrying value of net assets:
          Total net assets..........................................    69,056
          Carrying value of minority interest acquired..............    15,125
                                                                      --------
        Excess of net purchase prices over historical carrying
          values....................................................  $ 95,672
                                                                      ========
        Allocation of excess purchase price:
          Excess fair value of inventories..........................  $  4,200
          Deferred income tax assets................................    18,000
          Fair value of assumed debt................................   (18,000)
          Fair value of benefit liabilities.........................    (8,500)
          Intangible assets.........................................    99,972
                                                                      --------
                                                                      $ 95,672
                                                                      ========

(c) Issuance of $500,000 liquidation amount of the Preferred Securities in the Offering for net proceeds of $485,250, which are to be used to repay amounts outstanding under the Senior Credit Facility.

     In connection with the November 1997 mergers of Country Fresh and Morningstar and other transactions, Suiza expensed as merger and other costs in the fourth quarter of 1997 approximately $34.7 million, net of tax benefit, which represent primarily transaction related expenses incurred on the consummation dates of the mergers. These transaction related costs, net of tax benefits, include approximately $17.1 million of investment banking fees, legal fees, accounting fees, and filing and printing fees, along with approximately $17.6 million of employee costs related to the payments of contractual retention bonuses and excise taxes to certain Country Fresh and Morningstar employees pursuant to existing contractual agreements and the payments of severance costs and excise taxes for certain Morningstar employees whose employment was terminated on the consummation date pursuant to existing contractual agreements. In addition, in November 1997, Suiza entered into a new $1.25 billion credit facility, and repaid all outstanding amounts under its existing credit facility, which resulted in the recognition of an extraordinary loss on early extinguishment of debt of $8.0 million, net of tax.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: March 20, 1998                 SUIZA FOODS CORPORATION



                                               By:  /s/ Joseph B. Armes
                                                    ----------------------------
                                                     Executive Vice President,
                                                     General Counsel and
                                                     Assistant Secretary

                               INDEX TO EXHIBITS


    Exhibit
    Number

     99.1 Press Release issued by the Registrant at 9:59 a.m. EDT on March 20, 1998